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                                                                      Exhibit 9

October 3, 2008

United States Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE: Pre-Effective Amendment No. 1 to Registration Statement on Form N-4 filed by
    Prudential Annuities Life Assurance Corporation, Depositor, and Prudential Annuities Life Assurance Corporation Variable Account B, Registrant Securities Act Registration No. 333-152411
    Investment Company Act Registration No. 811-5438

Dear Commissioners,

I have acted as Counsel to Prudential Annuities Life Assurance Corporation (the "Company"), a Connecticut insurance company, and Prudential Annuities Life Assurance Corporation Variable Account B (the "Account") in connection with the registration of an indefinite amount of securities in the form of variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

I have examined or caused to be examined such documents (including the Form N-4 registration statement) and reviewed or caused to be reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

    1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Contracts.

    2. The Account is a duly authorized and existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

    3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

    4. The Contracts, when issued as contemplated by the Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the Contracts and Accounts.

Sincerely yours,

/s/ Thomas S. Clark
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Thomas S. Clark
Vice President & Corporate Counsel
Prudential Annuities Life Assurance
Corporation